                                                                    EXHIBIT 10.1

                          FOURTH AMENDMENT AND WAIVER
                          ---------------------------


     This Agreement, dated as of October 29, 1998, is among Gorges Holding Corporation, a Delaware corporation ("Holding"), Gorges/Quik-To-Fix Foods, Inc., a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as Agent (in such capacity, the "Agent").

     WHEREAS, Holding, the Borrower, the Lenders and Agent are parties to a Credit Agreement dated as of November 25, 1996 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to further amend the Credit Agreement and to waive compliance with certain provisions of the Credit Agreement as set forth herein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. This Agreement amends the Credit Agreement. The terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") are used herein with the meanings so defined.

     2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement hereby is amended as follows:

         2.1 AMENDMENTS TO SECTION 1.1. Section 1.1 is amended by (a) deleting the phrase, "fiscal quarter of the Borrower," in the definition of "Interest Payment and replacing such phrase with the phrase, "calendar month," and (b) or entirely amending the following terms:

          "Borrowing Base" means, at any time, (a) the sum of (i) 85% of Eligible Accounts, plus (ii) 50% of Eligible Inventory. Agent may, in its discretion from time to time, upon not less than five (5) days' prior notice to Borrower, (i) reduce the formula in determining the Borrowing Base with respect to Eligible Accounts to the extent that Agent determines that (A) the dilution with respect to accounts for any period (based on the ratio of (1) the aggregate amount of reductions in accounts other than as a result of payments in cash to
          (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has materially declined, and (ii) reduce the formula in determining the Borrowing Base with respect to

          Eligible Inventory to the extent that Agent determines that: (A) the number of days of the turnover of inventory for any period has changed in any material respect, (B) the value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (C) the nature and quality of inventory has deteriorated. When determining whether to reduce the formula(s) in determining the Borrowing Base, Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts and Eligible Inventory.

          "Borrowing Base Report" means a report substantially in the form of
          Exhibit 1.1.

          "Eligible Accounts" means the enforceable and outstanding accounts of each Credit Party that are subject to perfected Liens in favor of Agent and Lenders and that the Agent in its sole discretion shall have determined to be Eligible Accounts and excluding in all events the greater of (x) such Credit Party's reserves against accounts receivable, or (y) the sum of the following, without duplication:

          (a)  the portion of any account not paid within 30 days of when due;

          (b) the portion of any account against the payment of which the account debtor (i) is entitled to any allowable discount, (ii) owns a corresponding account payable or past due credit, or (iii) has asserted any defense, setoff or counterclaim or (iv) is entitled to delay payment;

          (c) any account on which the account debtor is not domiciled in the United States of America unless: (i) such account is supported by one or more irrevocable letters of credit that are in form and substance (and are issued by one or more Persons) acceptable to Agent, and the issuer thereof has been notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or
               (iii) such account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

          (d) any account on which the account debtor or any officer or employee of the account debtor is an Affiliate of any Credit Party or an officer, employee or agent of or affiliated with any Credit Party directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (e) any account not arising out of the actual and bona fide sale and delivery by that Credit Party of inventory in the ordinary course of its trade or business completed in accordance with the terms and provisions contained in any documents related thereto;

          (f) any account that consists of progress billings, bill and hold invoice or retainage invoices;

          (g) any account that arises from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (h) any account owed by an account debtor if 15% or more of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to the Credit Parties, or any of them, are unpaid more than 30 days past the original due date of the original invoice;

          (i)  any account that is not payable in Dollars;

          (j) unless all actions and documents deemed appropriate by Agent under applicable Requirement of Law have been respectively taken and delivered, any account owed by the United States government or by the government of any state, county, municipality, or other political subdivision as to which a Lien on it or Agent's ability to obtain direct payment of the proceeds of it is governed by the Federal Assignment of Claims Act of 1940 or any other Requirement of Law other than the applicable Uniform Commercial Code;

          (k) any account owed by an account debtor that is not Solvent, is subject to proceedings under the Bankruptcy Code or other similar debtor relief laws or is subject to proceedings or actions for any reason that reasonably could result in any material adverse change in such account debtor's financial condition;

          (l) any account which either Agent or Required Lenders elect, in their sole respective discretion and effective upon five (5) days advance notice to Borrower to exclude because of the account debtor's unsatisfactory financial condition or payment record;

          (m) any account with respect to which there are any facts, events or occurrences which would impair the validity, enforceability or collectability of such accounts or reduce the amount payable (other than discounts given according to prudent business practice) or delay payment thereunder;

          (n) any account related to inventory that is returned, reclaimed or repossessed;

          (o)  any account evidenced by an instrument or chattel paper; and

          (p)  any account subject to a Lien that is not a Permitted Lien.

     "Eligible Assets" means assets acquired in the ordinary course of business to replace assets sold or otherwise transferred in connection with an Asset Disposition.

     "Eligible Inventory" means the finished goods and raw materials inventory of the Credit Parties that are subject to perfected Liens in favor of Agent and Lenders and excluding in all events the greater of (x) such Credit Party's reserves against inventory, or (y) the value of all items that are:

          (a) not usable or saleable by the applicable Credit Party in its ordinary course of business;

          (b)  subject to any Lien that is not a Permitted Lien;

          (c) neither (i) in the possession of the applicable Credit Party and stored at property owned by it, (ii) in the possession of the applicable Credit Party and stored at property leased by it where the total value of such stored inventory exceeds $100,000, unless with respect to which (A) no default or other event or condition has occurred or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit the landlord or lessor to cause (whether or not it elects to cause) that lease to be terminated before its stated expiration date, and (B) Borrower has delivered to Agent a landlord estoppel and subordination agreement from that landlord or lessor in respect of that lease, the terms, form, and substance of which must be satisfactory to Agent in its sole discretion, nor (iii) in the possession of and stored at a third party warehouse where the total value of such stored inventory exceeds $100,000, unless with respect to which Borrower has delivered to Agent a third party warehousemen's agreement, the terms, form, and substance of which must be satisfactory to Agent in its sole discretion; and

          (d) determined by Agent in its sole discretion not to be Eligible Inventory, and in any event excluding from Eligible Inventory all

               (i) packaging and shipping materials and raw ingredients other than meat, (ii) work-in-process, (iii) bill and hold goods, (iv) goods purchased on consignment; (v) returned, damaged or defective goods, (vi) inventory that has been held for more than 180 days, and (vii) supplies and spare parts.

          In addition to the above, Borrower's 8.00% mark-up in connection with in-transit costs for inventory to be stored at third-party locations shall also be deducted from the value of applicable inventory for purposes of calculating Eligible Inventory.

          "Maturity Date" means November 30, 2000.

          "Permitted Investments" means (a) any Investments in any Credit Party other than the Parent, (b) any Investment in Cash Equivalents, and (c) Investments made as a result of the receipt of non-cash consideration from any Asset Disposition that was made pursuant to and in compliance with Section 8.5.

          "Revolving Committed Amount" means $19,850,000.

          2.2 AMENDMENT TO SECTION 2.1. Section 2.1(a) is amended and restated in its entirety, as follows:

     (a) Revolving Loan Commitment. Subject to the terms and coniditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount minus the Excess Payables or (B) the Borrowing Base minus the Excess Payables and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the lesser of (A) the Revolving Committed Amount minus the Excess Payables, or (B) the Borrowing Base minus the Excess Payables. Subject to the terms of this Credit Agreement (including
     Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

          2.3 AMENDMENT TO SECTION 2.2. Section 2.2(a) is amended by amending and restating clauses (ii) and (iii) therein in their entirety, as follows:

          (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the lesser of (A) the Revolving Committed Amount minus the Excess Payables or (B) the Borrowing Base minus the Excess Payables, and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the lesser of (A) the Revolving Committed Amount minus the Excess Payables, or (B) the Borrowing Base minus the Excess Payables.

          2.4 AMENDMENT TO SECTION 2.3. Section 2.3(c) is amended and restated in its entirety, as follows:

          (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:


              Principal Amortization
                   Payment Dates                         Term Loan Principal
                                                        Amortization Payment
             -------------------------                 ----------------------
               March 31, 1997                                $ 1,250,000
               June 30, 1997                                 $ 1,250,000
               September 30, 1997                            $ 1,250,000
               December 31, 1997                             $ 1,250,000
               March 31, 1998                                $ 1,750,000
               June 30, 1998                                 $ 1,750,000
               September 30, 1998                            $ 1,750,000
               December 31, 1998                             $ 1,750,000
               March 31, 1999                                $ 2,250,000
               June 30, 1999                                 $ 2,250,000
               September 30, 1999                            $ 2,250,000
               December 31, 1999                             $ 2,250,000
               March 31, 2000                                $ 2,250,000
               June 30, 2000                                 $ 2,250,000
               September 30, 2000                            $ 2,250,000
               Maturity Date                                 $12,250,000
                                                             -----------
               Total                                         $40,000,000

          2.5 AMENDMENT TO SECTION 3.3. Section 3.3(b) is amended by amending and restating clause (i) therein in its entirety, as follows:

          (i) Revolving Committed Amount. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the lesser of (A) the Revolving Committed Amount minus the Excess Payables or (B) the Borrowing Base minus the Excess Payables, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

          2.6  AMENDMENTS TO SECTION 3.4.  Section 3.4 is amended, as follows:

               (a) Section 3.4(a) is amended by amending and restating the last sentence therein in its entirety, as follows:

               The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears (i) from the Closing Date through the fiscal quarter of the Borrower ending on September 30, 1998, on the last Business Day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date, (ii) for the period beginning October 1, 1998, and ending on November 30, 1998, on November 30, 1998, and (iii) at all times thereafter, on the last Business Day of each calendar month for the calendar month then ending (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced).

               (b) Section 3.4(b) is amended by amending and restating the last sentence in clause (i) therein in its entirety, as follows:

               The Standby Letter of Credit Fee shall be payable (i) from the Closing Date through the fiscal quarter of the Borrower ending on September 30, 1998, on the last Business Day of each fiscal quarter of the Borrower, (ii) for the period beginning October 1, 1998, and ending on November 30, 1998, on November 30, 1998, and
               (iii) at all times thereafter, on the last Business Day of each calendar month and on the Maturity Date.

          2.7 AMENDMENT TO SECTION 7.1. Section 7.1(b) is amended and restated in its entirety, as follows:

          (b) Monthly and Weekly Information. (i) As soon as available, and in any event within 20 days after the close of each of Borrower's twelve
          (12)
          fiscal periods during each fiscal year, Borrower's management book for such fiscal period, containing financial information in form and detail substantially similar to that contained in Borrower's management book that was delivered to the Lenders for Borrower's fiscal period ending in August 1998, accompanied by a certificate of an Executive Officer of the Borrower to the effect that such financial information fairly presents in all material respects the financial condition of the Credit Parties, and (ii) as soon as available, and in any event no later than Tuesday of each week, a cash collections and disbursement report for the week ending the immediately preceding Saturday, and a forecast of cash collections and disbursements for the thirteen-week period beginning the immediately preceding Sunday.

          2.8 AMENDMENT TO SECTION 7.12. Section 7.12 is amended and restated in its entirety, as follows:

          7.12 CONSOLIDATED EBITDA. Consolidated EBITDA for the period beginning on October 4, 1998, and ending on a date set forth below shall not be less than the amount set forth opposite such date:



                                                                 Amount
               Period                                        In $ Thousands
               ------                                        --------------
               10/31/98                                             260
               12/5/98                                              980
               1/2/99                                             1,620
               1/30/99                                            2,526
               3/6/99                                             4,168
               4/3/99                                             5,589
               5/1/99                                             7,074
               6/5/99                                             8,748
               7/3/99                                            10,083
               7/31/99                                           11,289
               9/4/99                                            13,323
               10/2/99                                           14,913

     and Consolidated EBITDA for the twelve-month period ending on a date set forth below shall not be less than the amount set forth opposite such date:


                                                                 Amount
               Period                                        In $ Thousands
               ------                                        --------------
               10/30/99                                         15,977
               12/4/99                                          16,728
               1/1/00                                           17,150
               1/29/00                                          17,222
               3/4/00                                           17,310
               4/1/00                                           17,383
               4/29/00                                          17,447
               6/3/00                                           17,544
               7/1/00                                           17,710
               7/29/00                                          17,784
               9/2/00                                           17,830
               9/3/00                                           17,840
               10/28/00                                         19,320

         2.9 AMENDMENT TO SECTION 8.5. Section 8.5 is amended by deleting the text, "$1,000,000" contained therein and replacing it with the text, "$100,000"

         2.10 AMENDMENT TO SECTION 8.7. Section 8.7 is amended by adding the following text to clause (vi) thereof immediately following the text, "in an aggregate amount not to exceed $1,000,000 in any fiscal year," as follows:

         (no more than $360,000 of which may be used to pay Management Company's management fees)

        2.11 NEW SECTION 8.17. A new Section 8.17 is added immediately following Section 8.16, as follows:

        8.17   CAPITAL EXPENDITURES.

        After October 4, 1998, no Credit Party shall make any Capital Expenditures other than (a) from October 4, 1998, through June 30, 1999, Capital Expenditures that do not exceed an aggregate amount of $2,000,000 and (b) at any time after June 30, 1999, Capital Expenditures that do not exceed, in the aggregate for any fiscal quarter of the Credit Parties, the sum of (i) $1,000,000 plus (ii) amounts for the immediately preceding fiscal quarter permitted hereunder that were not utilized for Capital Expenditures, provided that the aggregate amount of all Capital Expenditures made by the Credit Parties during any fiscal year shall never exceed $4,000,000.

        2.12 AMENDMENT TO SECTION 11.5. Section 11.5 is amended by amending and restating clause (a) therein in its entirety, as follows:

        (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (ii) the Agent and the Lenders in connection with (A) any amendment, waiver or consent relating to this Credit Agreement or the other Credit Documents including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, (B) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated costs of internal counsel), and (C) any bankruptcy or insolvency proceeding of a Credit Party.

        2.13 NEW EXHIBIT 1.1. A new Exhibit 1.1 is added in the form of, and all references in the Amended Credit Agreement to Exhibit 1.1 are hereby deemed to be references to, the attached Exhibit 1.1.

        2.14 AMENDED EXHIBITS 2.1 AND 7.1(C). Exhibits 2.1 and 7.1(c) are amended and restated in the forms of, and all references in the Amended Credit Agreement to Exhibits 2.1 and 7.1(c) are hereby deemed to be references to, the attached Exhibits 2.1 and 7.1(c).

    3.  CERTAIN COVENANTS

        3.1 BORROWING BASE REPORT. Holding shall deliver a Borrowing Base Report to Agent not later than 12:00 Noon (Dallas time) on the first and third Tuesday day of each calendar month, each of which shall be prepared as of the end of business on the immediately preceding Saturday.

        3.2 CONTINUATION FEE. The Borrower shall pay to the Agent, if applicable, the Continuation Fee (defined below) for the account of each Lender, pro rata according to the sum of such Lender's Revolving Committed Amount and the total outstanding principal amount of the Term Loans owed to such Lender (the "Credit Exposure") as of the applicable Fee Determination Date. As used herein, "Continuation Fee" shall mean a fee due and payable only if the Credit Party Obligations have not been paid in full on or before March 31, 1999, which fee shall equal (a) 0.25% of the Credit Exposure on the Fee Determination Date that occurs on March 31, 1999, plus (b) 0.50% of the Credit Exposure on each subsequent Fee Determination Date, which Continuation Fee shall be earned and payable on each Fee Determination Date, but payment shall be deferred until the date upon which the Credit Party Obligations are paid in full, or at final maturity of the Credit Party Obligations, whichever first occurs. As used herein, "Fee

Determination Date" shall mean the last day of each fiscal quarter of Holding, commencing March 31, 1999.

        3.3 PRICING LEVEL; EURODOLLAR LOANS. Notwithstanding anything in the Credit Agreement or any other Credit Document, (a) Pricing Level I (as shown in the table in the definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement) shall remain in effect at all times, and (b) the Borrower may not request, and Agent and Lenders will not make, Eurodollar Loans, and each Eurodollar Loan outstanding on the date hereof shall be converted to a Base Rate Loan at the end of the current Interest Period for such Eurodollar Loan.

        3.4 PROCEEDS FROM ORANGE CITY SALE. Notwithstanding anything in the Credit Agreement or any other Credit Document, Borrower shall make a mandatory prepayment of the Net Proceeds (other than from the sale of current assets) from the disposition, in whole or in part, of Borrower's Orange City, Iowa plant or any equipment therein, and up to $4,000,000 of such prepayment may, at the Borrower's option, be first applied to principal installments of the Term Loans in order of maturity. Any remaining amounts of such prepayment shall be applied in accordance with Section 33(b)(v)(ii) of the Credit Agreement. Furthermore, Borrower shall make a mandatory prepayment of the Net Proceeds from the sale of current assets at Borrower's Orange City, Iowa plant, which prepayment shall be applied to the outstanding principal of the Revolving Loans and shall constitute a permanent reduction to the Revolving Committed Amount.

    4. WAIVERS UNDER THE CREDIT AGREEMENT. The following waivers are hereby granted:

        Section 4.1 WAIVER OF SECTION 3.3. Compliance by the Credit Parties with Section 3.3b(iv) of the Credit Agreement is waived to the extent necessary to satisfy the condition precedent to the effectiveness of this Agreement set forth in Section 9(b)(iii).

        Section 4.2 WAIVER OF SECTION 7.12. Compliance by the Credit Parties with Section 7.12 of the Credit Agreement is waived as to the periods ending on or before October 3, 1998.

        Section 4.3 WAIVER OF SECTION 8.10. Compliance by the Credit Parties with Section 8.10 of the Credit Agreement is waived to the extent necessary for the Parent to amend its Articles or Certificate of Incorporation, if necessary, to provide for the issuance of additional common and/or preferred stock in order to satisfy the condition precedent to the effectiveness of this Agreement set forth in Section 9(b)(iii).

        Section 4.4 WAIVER OF SECTION 8.11. Compliance by the Credit Parties with Section 8.11 of the Credit Agreement is waived to the extent necessary for the Credit Parties to satisfy the condition precedent to the effectiveness of this Agreement set forth in Section 9(b)(iii).

        Section 4.5 WAIVER OF SECTION 8.12. Compliance by the Credit Parties with Section 8.12 of the Credit Agreement is waived to the extent necessary for the Credit Parties to satisfy the condition precedent to the effectiveness of this Agreement set forth in Section 9(b)(iii).

        5. EFFECTIVE DATE. Sections 2 through 4 of this Agreement shall not become effective unless and until (a) Holding, the Borrower, the Agent, and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent, and (b) all conditions precedent in Section 9 of this Agreement shall have been met.

        6. AMENDMENT FEE. The Borrower shall pay to the Agent an amendment fee for the account of each Lender equal to 0.50% of each such Lender's Credit Exposure as of October 30, 1998, which shall be earned and payable on October 30, 1998. Borrower's failure or refusal to make such payment when such payment is due shall be an Event of Default under the Credit Agreement.

        7. NO DEFAULT; YEAR 2000 COMPLIANCE. In order to induce the Lenders to enter into this Agreement, the Borrower represents and warrants to the Lenders, as follows:

            (a) no Default exists under the Credit Agreement other than as waived pursuant to Section 4 of this Agreement; and

            (b) The Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and a timeline for addressing the Year 2000 Problem on a timely basis, and
        (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all of its computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business or operations.

        8. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holding and the Borrower set forth in the Credit Agreement are true and correct in all material respects as of the date hereof, both before and after giving effect to this

Agreement (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

        9. CONDITIONS PRECEDENT. This Agreement shall not be effective until all corporate actions of Holding and Borrower taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Agent and Lenders, and each of the following conditions precedent shall have been satisfied on or before December 1, 1998:

            (a) All out-of-pocket fees and expenses of Agent or any Lender in connection with the Credit Documents, including this Agreement, including legal and other professional fees and expenses incurred on or prior to the date of this Agreement, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C, shall have been paid.

            (b) Agent and each Lender shall have received each of the following, in form and substance satisfactory to Agent, Lenders and Agent's counsel:

                (i) a certificate of Holding and the Borrower certifying (i) as to the accuracy in all material respects, after giving effect to this Agreement, of the representations and warranties set forth in
            Section 6 of the Credit Agreement, the other Credit Documents and in this Agreement, and (ii) that there exists no Default or Event of Default, after giving effect to this Agreement, and the execution, delivery and performance of this Agreement will not cause a Default or Event of Default;

                (ii) with respect to any third party warehouse in which any Collateral is stored, a third party warehousemen's agreement, executed by Borrower, Agent, and the applicable third party warehouseman;

                (iii) evidence that (A) Borrower has received sufficient capital contributions to allow Borrower to (1) purchase at least $48,000,000 (face amount) of Subordinated Debt, and (2) make the scheduled interest payment due and payable under the Indenture on December 1, 1998, and (B) Borrower has used such capital contributions to (1) consummate the tender for subordinated debt contemplated in clause
            (A)(1) above and cancel all tendered debt instruments in accordance with the terms of the Indenture on or before December 1, 1998, and
            (2) pay or make provision for the payment of the interest payment described in clause (A)(2) above;

                (iv) certified copies of resolutions of the boards of directors of each of Holding and the Borrower authorizing the transactions contemplated by this Agreement; and

                (v) a Borrowing Base Report prepared as of November 21, 1998.

       10. RELEASES. In consideration of Lenders' agreements herein and certain other good and valuable consideration, Holding and the Borrower each hereby expressly acknowledge and agree that neither of them has any setoffs, counterclaims, adjustments, recoupments, defenses, claims or actions of any character, whether contingent, non-contingent, liquidated, unliquidated, fixed, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, against any Lender or the Agent or any grounds or cause for reduction, modification or subordination of the obligations of Holding or Borrower under the Credit Documents or any liens or security interests of any Lender or the Agent in each case which arose on or prior to the date hereof. To the extent Holding or Borrower may possess any such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds or causes, each of Holding and Borrower hereby waives, and hereby releases each Lender and Agent from, any and all of such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds and causes, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted counsel with respect thereto.

       11. GENERAL. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and other Credit Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified as being in full force and effect. This Agreement, the Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or enforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of North Carolina.

        For all purposes of the Credit Agreement, the signature pages to this Amendment shall be deemed to be the signature pages of each Lender party to the Credit Agreement.

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.



                              GORGES HOLDING CORPORATION

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              GORGES/QUIK-TO-FIX FOODS, INC.

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------



                              NATIONSBANK, N.A.,
                              Individually and as Agent

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------



                              BANKBOSTON, N.A., formerly The First
                              National Bank of Boston

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------



                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------

                              BANK AUSTRIA CREDITANSTALT
                              CORPORATE FINANCE, INC.


                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------



                              HARRIS TRUST AND SAVINGS BANK

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              PNC BANK, NATIONAL ASSOCIATION

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------



                              SUNTRUST BANK, ATLANTA

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------

                                  EXHIBIT 1.1

                             BORROWING BASE REPORT


AGENT:         NATIONSBANK, N.A.                                DATE:
                                                                     ----------
BORROWER:      GORGES/QUIK-TO-FIX FOODS, INC.


          This Borrowing Base Report, prepared as of                      , is
                                                    ----------------------
executed and delivered by Borrower pursuant to that certain Credit Agreement dated as of November 26, 1996 among the Borrower, each of the banks or other lending institutions which is or may from time to time become a signatory thereto and any successors or permitted assigns thereof ("LENDERS") and Agent (as amended, supplemented or modified from time to time, the "CREDIT AGREEMENT"). All terms used herein shall have the meanings assigned to them in the Credit Agreement.

          Borrower represents and warrants to Agent that all information contained herein is true, correct, and complete, and that the total Eligible Accounts and total Eligible Inventory referred to below represent the Eligible Accounts and Eligible Inventory that qualify for purposes of determining the Borrowing Base under the Credit Agreement.

ELIGIBLE ACCOUNTS OF THE CREDIT PARTIES:

1.   Accounts (ending balance for period ended ______________, 19__)..........................   $_______________
2.   Less:  Ineligible Accounts (determined pursuant to the definition of Eligible
     Accounts in the Credit Agreement), including, without duplication:
     (a) Accounts not paid within 30 days of when due.........................................   $_______________
     (b) Accounts for which the account debtor is entitled to any allowable
         discount or owns a corresponding account payable or past due credit..................   $_______________
     (c) Accounts subject to any defense, setoff, dispute or counterclaim or for
         which the account debtor is entitled to delay payment................................   $_______________
     (d) Accounts on which the account debtor is not domiciled in the United
         States unless,
           (i) such account is supported by one or more irrevocable letters of credit acceptable to Agent or
          (ii) such account is subject to credit insurance payable to Agent or
         (iii) such account is otherwise acceptable to Agent.................................    $_______________
     (e) Accounts owed by other Affiliates or any officer or employee of any
         Credit Party affiliated with any Credit Party directly or indirectly by virtue
         of ownership, control, management or otherwise......................................    $_______________
     (f) Accounts not arising out of the actual and bona fide sale and delivery of
         inventory in the ordinary course of business in accordance with related documents...    $_______________
     (g) Accounts including progress billings, bill and hold invoices or retainage invoices..    $_______________
     (h) Accounts from sales on consignment, guaranteed sale, sale-and-return,
         sale on approval or other conditional payment terms.................................    $_______________
     (i) Accounts owed by each account debtor with over 15% of the balances owed by such account debtor and its Affiliates outstanding and payable to the Credit Parties
         for more than 30 days past the original due date....................................    $_______________
     (j) Accounts not payable in Dollars.....................................................    $_______________
     (k) Accounts owed by the United States or any other government for which the
         Federal Assignment of Claims Act of 1940, as amended, or other applicable law
         (other than the Uniform Commercial Code) has not been complied with.................    $_______________


     (1) Accounts owed by account debtor that is not Solvent, or is subject to proceedings under debtor relief laws or other proceedings that reasonably could
         result in material adverse change in such account debtor's financial condition......    $_______________
     (m) Accounts which either the Agent or Required Lenders exclude due to debtor's
         unsatisfactory financial condition or payment record................................    $_______________
     (n) Accounts subject to events or occurrences which impair the validity, enforceability
         or collectibility of such accounts..................................................    $_______________
     (o) Accounts related to inventory that is returned, reclaimed, or repossessed...........    $_______________
     (p) Accounts evidenced by instruments or chattel paper..................................    $_______________
     (q) Accounts subject to a lien other than Permitted Liens...............................    $_______________
3.   Total Ineligible Accounts (sum of Lines 2(a)-(q)).......................................    $_______________
4.   Reserves against accounts receivables...................................................    $_______________
5.   Total Eligible Accounts (Line 1 minus the greater of Line 3 or Line 4)..................    $_______________

ELIGIBLE INVENTORY OF CREDIT PARTIES:
6.   Total Inventory (valued at lesser of actual cost for purchase or fair market value).....    $_______________
7.   Less:  Ineligible Inventory (determined pursuant to the definition of Eligible
     Inventory in the Credit Agreement, without duplication)
     (a) Inventory not usable or saleable by applicable Credit Party in its ordinary course
         of business.........................................................................    $_______________
     (b) Work-in-process inventory...........................................................    $_______________
     (c) Inventory shipped or delivered on consignment, sale or return, or similar terms.....    $_______________
     (d) Inventory considered bill and hold goods............................................    $_______________
     (e) Returned, damaged or defective goods................................................    $_______________
     (f) Inventory which has been held for over 180 days.....................................    $_______________
     (g) Inventory considered packaging, shipping materials, and raw ingredients other
         than meat...........................................................................    $_______________
     (h) Inventory that is not
          (I) in the possession of the applicable Credit Party and stored at property owned by it, or
         (II) in the possession of the applicable Credit Party and stored at leased locations
              or third party warehouses where there is more than $100,000 in inventory.......    $_______________
     (i) Inventory subject to a lien other than Permitted Liens..............................    $_______________
8.  Total Ineligible Inventory (sum of Lines 7(a)-(j)........................................    $_______________
9.  Mark-ups in connection with in-transit costs for inventory to be stored at third-party
    locations................................................................................    $_______________
10. Reserves against inventory...............................................................    $_______________
11. Total Eligible Inventory (Line 6 minus the greater of [Line 8 minus Line 9] or Line 10)..    $_______________

BORROWING BASE:
12.  Total Eligible Accounts (Line 5)........................................................    $_______________
13.  Total Eligible Inventory (Line 11)......................................................    $_______________
14.  85% of Line 12..........................................................................    $_______________
15.  50% of Line 13..........................................................................    $_______________
16.  Borrowing Base:  Sum of Line 14 plus Line 15............................................    $_______________
17.  Outstanding Revolving Loans.............................................................    $_______________
18.  Available Credit Amount or amount to be paid if negative [(the lesser of $19,850,000
     or Line 16) minus Line 17]..............................................................    $_______________

     Borrower further represents and warrants to Agent and Lenders that the representations and warranties contained in Section 6 of the Credit Agreement are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof, and that no Material Adverse Effect, Default, or Event of Default exists.



Date:                                GORGES/QUIK-TO-FIX FOODS, INC.
     ____________

                                     By:
                                        ----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                  EXHIBIT 2.1

                          FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
 as Agent for the Lenders
901 Main Street
Dallas, Texas 75202
Attention:  Agency Services

Ladies and Gentlemen:

          The undersigned, GORGES/QUIK-TO-FIX FOODS, INC. (the "Borrower"), refers to the Credit Agreement date as of November 25, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)  Date of Borrowing
     (which is a Business Day)
                                          ----------------------
(B)  Principal Amount of
     Borrowing
                                          ----------------------
          In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warrants set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                  Very truly yours,

                                  GORGES/QUIK-TO-FIX FOODS, INC.


                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

                                 EXHIBIT 7.1(C)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

       For the fiscal period ended__________________________, _______.

       I, ______________________, [Title] of GORGES/QUIK-TO-FIX FOODS, INC.
(the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of November 25, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent:

a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

b. Since ______________________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenant contained in Section 7.12 of the Credit Agreement as of the end of the fiscal period referred to above.

    This _______ day of ________________,_____.



                                 GORGES/QUIK-TO-FIX FOODS, INC.

                                 By:
                                    ---------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------